EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of September __, 1993, between TRUMP PLAZA ASSOCIATES (the "Company"), and NICHOLAS L. RIBIS
(the "Executive").

          1. Employment. The Company agrees to employ the Executive and the Executive agrees to be employed by the Company under the terms and conditions hereinafter set forth.

          2. Term. The term of this Agreement (the "Term") shall be for three years, commencing on the date hereof.

          3. Salary. During the first year of the Term, the Company shall pay the Executive an annual salary of $550,000, payable in accordance with the Company's normal payroll practices. The salary shall be increased by ten percent for each of the second and third years of the Term.

          4.   Duties.  The Executive shall serve as Chief
Executive Officer of the Company and hereby promises to perform and discharge well and faithfully the duties which may be assigned to him from time to time by the Board of Directors of the Company, provided such duties are consistent with Executive's position as Chief Executive Officer.

          5. Signing Bonus. Upon execution of this Agreement, the Company shall pay the Executive a one-time signing bonus of $250,000.

          6. Benefits/Expenses. During the Term, Executive shall participate in all employee benefit plans of the Company, subject to the eligibility, enrollment and other requirements of such plans, and, in addition, shall continue to receive his current automobile allowance and such other benefits as he is presently receiving. The Executive shall be entitled to reimbursement by the Company for reasonable expenses incurred in connection with the performance of his duties hereunder, on the same basis and under the same terms applicable to other Executive officers of the Company.

          7. Roll-Up; Public Offering. In the event that the Company, or any entity which acquires substantially all of the stock or assets of the Company, proposes to engage in an offering of common shares to the public (a "Public Offering"), the parties hereto shall negotiate in good faith to adopt new employment compensation arrangements for Executive which shall include equity participation for Executive.


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          8.   Termination for Cause.  The Company may at any
time terminate the Executive's employment for "Cause" and shall thereafter have no obligations to the Executive for continued payment of salary, benefits or other amounts payable to Executive hereunder accruing after the date of termination. For purposes of this Agreement, Cause shall mean either (i) Executive's conviction of a felony, or (ii) the revocation or termination of Executive's casino key employee license issued by the New Jersey Casino Control Commission.

          9. Covenant Not to Compete. In the event that, during the Term, either (i) the Company terminates the Executive's employment for Cause, or (ii) the Executive voluntarily terminates his employment (other than following any material breach of this Agreement by the Company), the Executive shall not, for a period of the lesser of (A) one year from such termination, or (B) the period then remaining in the Term as of the date of such termination, engage directly or indirectly, as an employee, consultant or otherwise, in the management or operation of any gambling casino located in the Atlantic City, New Jersey market; provided, however, that this covenant shall not be applicable in the event that a Public Offering occurs and Executive voluntarily terminates his employment as a result of the parties' failure to negotiate mutually satisfactory compensation arrangements as contemplated by Section 7 hereof.

          10. Board Approval. This Agreement is subject to the approval of the governing board of the Company.

          11. Law to Govern. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey, without giving effect to the principles of conflicts of laws thereof.

          12. Entire Agreement. This instrument contains the entire agreement of the parties with respect to the subject matter hereof. The execution of this Agreement by the parties shall make null and void any prior agreement or understanding between the parties with respect to terms and conditions of employment. It may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought.



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          IN WITNESS WHEREOF, the parties have executed this
Agreement as of the day first hereinabove written.


                              TRUMP PLAZA ASSOCIATES


                              By:
                                 --------------------------------
                                        Donald J. Trump



                                 --------------------------------
                                        Nicholas L. Ribis